UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 29, 2016

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in The Registrant's Certifying Accountant.

On the recommendation of the Audit Committee of the Board of Directors (the “Board”) of Elite Pharmaceuticals, Inc (“Company”), effective January 29, 2016, Demetrius Berkower LLC (“Demetrius”) was dismissed as the Company’s independent registered public accounting firm and Buchbinder Tunick & Company was engaged as its new independent registered public accounting firm.

The reports of Demetrius on the Company’s consolidated financial statements for the fiscal year ended March 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2015, and in the subsequent interim period from April 1, 2015 through and including January 29, 2016, there were no disagreements with Demetrius on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Demetrius’s satisfaction, would have caused Demetrius to make reference to the subject matter of the disagreement in connection with its report. During the fiscal year ended March 31, 2015, and in the subsequent interim period from April 1, 2015 through and including January 29, 2016, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Demetrius to furnish a letter addressed to the Securities and Exchange Commission stating whether Demetrius agrees with the above statements. A copy of that letter will be filed by amendment to this Current Report on Form 8-K.

During the fiscal year ended March 31, 2015, and in the subsequent interim period from April 1, 2015 through and including January 29, 2016, the Company did not consult Buchbinder Tunich & Company LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit option that might be rendered on the Company’s consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2016

ELITE PHARMACEUTICALS, INC.

By:	/s/ Nasrat Hakim
Name:	Nasrat Hakim
Title:	President & Chief Executive Officer